UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 17, 2010
CONTINENTAL AIRLINES, INC.
(Exact Name of Registrant as Specified in Its Charter)
DELAWARE
(State or Other Jurisdiction of Incorporation)

1-10323	74-2099724
(Commission File Number)	(IRS Employer Identification No.)

1600 Smith Street, Dept. HQSEO, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)
(713) 324-2950
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
     At the Special Meeting of Stockholders (the “Special Meeting”) of Continental Airlines, Inc. (the “Company”) held on September 17, 2010, the Company’s stockholders approved the adoption of the Agreement and Plan of Merger, dated as of May 2, 2010 (the “Merger Agreement”), by and among UAL Corporation (“UAL”), the Company and JT Merger Sub, Inc., a wholly-owned subsidiary of UAL. The vote tabulation is set forth below:

For	Against	Abstain	Broker Non-Votes

106,759,777	1,085,680	48,363	—
     In connection with the Special Meeting, the Company also solicited proxies with respect to a proposal to adjourn the Special Meeting, if necessary or appropriate, for the purpose of soliciting additional proxies. The adjournment proposal, which was unnecessary in light of the approval of the adoption of the Merger Agreement by the Company’s stockholders as indicated above, was not submitted to the Company’s stockholders for approval at the Special Meeting.
Item 8.01. Other Events.
     On September 17, 2010, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits
99.1	Press Release issued by Continental Airlines, Inc. dated September 17, 2010

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL AIRLINES, INC.
September 17, 2010	By	/s/ Jennifer L. Vogel
Jennifer L. Vogel
Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

EXHIBIT INDEX
99.1	Press Release issued by Continental Airlines, Inc. dated September 17, 2010